Exhibit 99.1

   California Pizza Kitchen Enters into Accelerated Stock Repurchase Agreement for $46.3 Million; Increases Existing Credit Facility to
                                  $100 Million


    LOS ANGELES--(BUSINESS WIRE)--Feb. 1, 2008--California Pizza Kitchen, Inc. (NASDAQ:CPKI) today announced that it has entered into an agreement with Bank of America, N.A. to repurchase $46.3 million of its common stock in an accelerated stock repurchase program ("ASR"). The repurchase agreement is under the Company's previously announced $50 million stock repurchase program authorized by its Board of Directors in August 2007. The Company currently has 28.9 million shares of common stock outstanding.

    California Pizza Kitchen also announced that it has amended its existing line of credit with Bank of America, N.A. which increases the credit facility from a maximum of $75 million to $100 million. The Company plans to fund the ASR through its existing cash balances as well as through the credit facility as needed. As of December 30, 2007, the company had total borrowings and outstanding letters of credit against the credit facility of $27.1 million. The Company expects to secure a new revolving credit facility in the amount of $150 million to replace its current facility.

    Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, stated, "Management and our Board are confident about the strength and long-term growth prospects of our Company. The ASR, in conjunction with our expanded credit facility, is an effective way for us to return capital to stockholders, leverage our balance sheet and reduce our overall cost of capital."

    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $13.37. As of February 1, 2008 the company operates, licenses or franchises 230 restaurants, of which 194 are company-owned and 36 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

    California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

    This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.

    Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


    CONTACT: California Pizza Kitchen, Inc.
             Sarah Grover, 310-342-5000 (media)
             or
             Sue Collyns, 310-342-5000 (investors)